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MORGAN STANLEY

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MORGAN STANLEY

2009 Compensation Report:
Adapting Employee Compensation to the Current Environment

April 2009

CONTENTS

Overview	3

Compensation Objectives and Strategy	4

Key Steps to Further Strengthen Compensation Policies and Programs	5

New Multi-Year Performance-Based Compensation Program	7

How Morgan Stanley Determines Compensation	8

Components of Morgan Stanley Executive Compensation Program	9

Corporate Governance and Compensation Policies	10

OVERVIEW

Morgan Stanley has a clear and well-defined “pay-for-performance” philosophy that pervades the Firm’s culture and motivates its employees. This philosophy is born out in the Firm’s compensation policies and programs. It is reflected in the Company’s 2008 compensation decisions. And, it is further enhanced by a series of changes that the Firm is making to its compensation practices going forward. Our “pay-for-performance” philosophy — and those recent changes — are described in this 2009 Compensation Report.

Key Facts about Morgan Stanley Executive Compensation:

•	No bonus for Chairman and CEO John Mack in 2007 or 2008; he has never received a cash bonus as CEO — any bonus he has received has been in equity and thus is aligned with shareholders

•	No bonus for certain of the Firm’s other most senior executives in 2008

•	2008 year-end compensation for Operating Committee reduced by an average of 75% compared to 2007

•	The first major U.S. bank to enact a “clawback” that exceeds TARP requirements

•	Enacting a new “multi-year” performance plan

•	Senior executives required to retain at least 75% of equity awards

•	No contracts offering guaranteed incentive pay to senior executive officers, as defined by the Emergency Economic Stabilization Act of 2008

•	No severance guarantees for senior executive officers

COMPENSATION OBJECTIVES AND STRATEGY

Morgan Stanley executive compensation is designed to satisfy six key objectives in order to attract and retain the talented team of people needed to serve the needs of its customers and clients and build long-term value for its shareholders:

•
Drive Company and Individual Performance: In order to encourage and reward achievements toward the Company’s strategic goals and financial performance priorities, Morgan Stanley emphasizes variable incentive compensation that is clearly and closely linked to both Company and individual performance.

•
Balance Short-Term and Long-Term Performance Demands: As an executive’s responsibilities increase, a greater percentage of his or her pay is delivered in the form of long-term awards. Morgan Stanley believes that linking incentive compensation to Company results over the fiscal year, and delivering it partially as long-term awards that are linked to multi-year performance, appropriately motivates executives to achieve both short- and long-term financial and strategic goals.

•
Retain Key Talent and Protect the Company’s Interests: Long-term incentive awards include cancellation provisions to encourage executives not to leave the Company for a competitor and to protect the Company’s interests. Morgan Stanley also has instituted a clawback provision that could be triggered if an individual engages in certain conduct detrimental to the Company.

•
Avoid Unnecessary or Excessive Risk Taking: The Compensation Committee works with the Company’s Chief Risk Officer and the Committee’s independent consultant to ensure that the structure and design of senior executive officer compensation arrangements do not encourage unnecessary and excessive risk taking that threatens the Company’s value.

•
Align Executive and Shareholder Interests: Morgan Stanley delivers a significant portion of long-term incentive awards in equity to motivate employees to increase shareholder value. Executive officers and other members of senior management who are members of the Company’s Operating Committee must retain at least 75% of common stock and equity awards made to them while they are on the Company’s Operating Committee. These policies tie a significant portion of our executive officers’ net worth directly to the Company’s stock price.

•
Compete Effectively for Key Talent: Morgan Stanley competes for talent globally with commercial banks, brokerage firms, hedge funds and other companies. The Compensation Committee of the Board of Directors determines compensation in part by monitoring competitive pay levels and mix, and ensuring the Company’s compensation programs are competitive across the industry.

KEY STEPS TO FURTHER STRENGTHEN COMPENSATION POLICIES AND PROGRAMS

2008 was a year of extraordinary challenge and change for Morgan Stanley and the entire financial services industry — with tremendous turmoil in the global markets, unprecedented governmental action in the financial sector, and a significantly altered competitive landscape.

As an industry leader, Morgan Stanley recognizes its responsibilities to shareholders, clients, employees and the public in this extraordinarily difficult environment. That is why the Firm is taking significant steps to reshape its businesses and making important changes to how it pays its people.

The Firm’s executive compensation program has always sought to tie pay to both individual and company performance, to keep its senior management team focused on the long-term, and to closely align executive interests with shareholder interests. However, given the extraordinary challenges facing the financial industry, the Compensation, Management Development and Succession Committee of the Board of Directors and the Company's senior management team have taken a number of steps regarding compensation for fiscal 2008 and for the future that further demonstrate their commitment to the Company’s pay-for-performance philosophy.

Key changes to compensation in 2008 include:

•
No Bonus for Top Executives: The three most senior officers of the Company – Chairman and CEO John Mack and Co-Presidents Walid Chammah and James Gorman – did not receive a bonus for 2008. For Mr. Mack, this was the second consecutive year that he did not receive a bonus.

•
Significantly Reduced 2008 Compensation for Other Senior Executives: The 2008 bonus compensation of other members of senior management was reduced to reflect the difficult market conditions, stock price performance and the Company’s full-year earnings. Year-end compensation for the 14 members of the Company’s Operating Committee was down an average of 75% from 2007, while compensation for the 35 members of the Management Committee was reduced by an average of 65% from 2007.

•
Bonus Pool Down Across the Company for 2008: In general, year-end compensation for other employees was significantly reduced for 2008. Excluding Financial Advisor compensation (which is primarily commission-based), the Company’s 2008 bonus pool was reduced by approximately 50% from 2007.

[GRAPHIC: 2008 vs. 2007 Compensation: Operating Committee Pay, -75%; Management Committee Pay, -65%; Company-wide Bonuses, -50%]

•
New “Clawback” Provision: Morgan Stanley was the first major U.S. bank to implement a clawback provision for a portion of year-end compensation. This clawback provision goes beyond TARP requirements: it applies to a broad group of employees and can be triggered if an individual engages in certain conduct detrimental to the Company or one of its businesses — causing, for example, the need for a restatement of results, a significant financial loss or other reputational harm. The clawback will be in place for up to three years after the compensation is awarded.

•
New Multi-Year Performance-Based Program: The Compensation Committee approved a new performance-based stock unit program for senior Company executives that ties stock unit awards to the Company’s performance over a three-year period, based on financial metrics and performance relative to the Company’s peer group. If performance does not meet minimum standards, executives will receive no compensation under this plan. The program may be modified if necessary to comply with applicable law. (See next page for further details)

Other key aspects of Morgan Stanley’s executive compensation program include:

•
Long-Term Incentive Awards: A significant portion of year-end compensation is delivered in the form of equity and other long-term incentive awards – ensuring that the interests of senior executives are closely aligned with those of shareholders. For instance, Mr. Mack has never received a cash bonus during his time as CEO of Morgan Stanley. The only year-end compensation he has ever received was paid in Morgan Stanley equity – so his interests are fully-aligned with shareholders.

•
Executives Required to Hold 75% of Equity Awards: Members of the Operating Committee are required to retain at least 75% after taxes of the equity awards received while they are on the Committee. This requirement ensures that the interests of senior executives are closely aligned with shareholders.

•
Company Provides No Guaranteed Severance: The Company does not provide guaranteed severance to its senior executive officers, and has frozen participation in its Supplemental Executive Retirement Plan as of 2002 and Excess Benefit Plan as of 2004.

Morgan Stanley's people are the key to its success. And, even in these challenging times, attracting, motivating and retaining the most talented people is essential to achieving the Company's long-term financial and strategic goals. The changes the Company has made to its compensation program were designed with these important goals — and shareholders' interests — in mind. In the months ahead, the Company will continue to evaluate its compensation practices in light of any new industry best practices, as well as its performance and the wider economic environment. In the meantime, the Company is committed to being as transparent as possible about its compensation program.

 [GRAPHIC: Senior executives are required to retain 75% of their common stock and equity awards.]

NEW MULTI-YEAR PERFORMANCE-BASED COMPENSATION PROGRAM

In an effort to tie executive compensation even more closely to the Company’s long-term financial performance – and to focus a greater portion of total pay on long-term incentive compensation – the Company is implementing a new performance-based stock unit program.

Under this strengthened compensation program, which reinforces the Company’s pay-for-performance philosophy, stock units awarded to senior executives must be earned based on the achievement of key performance goals over a three-year period. They will convert to shares of Company common stock after three years only if the Company satisfies predetermined performance goals over that period.

If the Company does not achieve the specified minimum performance levels, each executive will forfeit his or her entire award. The purpose of this program is to further reinforce senior management’s accountability for the Company’s future financial goals by tying a greater portion of their compensation directly to the Company’s core financial metrics. Specifically:

•	One-third of the award will be earned based on the Company’s return on average shareholders common equity (average ROE).

•	One-third will be earned based on the Company’s average ROE relative to its peers.

•	One-third will be earned based on the Company’s total shareholder return relative to its peers.

Shares earned under the award are subject to clawback if it is determined they were based on materially inaccurate financial statements.

Furthermore, even if the Company achieves the specified performance levels, the shares of Morgan Stanley common stock underlying the stock units will be subject to transfer restrictions until the Company redeems in full all of its preferred stock issued to the US Treasury.

As a result of recent amendments to the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, the program will continue to be reviewed and may be modified if necessary to comply with applicable law.

[GRAPHIC: Under the new long-term performance unit program, 1/3 of senior executives’ target stock award will be based on the Firm's ROE over a three-year period, 1/3 will be based on the Firm's ROE relative to peers, and 1/3 will be based on the Firm's shareholder return relative to peers.]

HOW MORGAN STANLEY DETERMINES COMPENSATION

Morgan Stanley believes that closely linking pay to both individual and company performance motivates executives to achieve the Firm’s short-term and long-term financial and strategic goals.

The Compensation Committee determines annual total compensation levels after a thorough evaluation of Company and individual performance, including: performance against specific performance priorities; a comparison to peer group compensation data; and input and recommendations from the CEO, Independent Directors and the Compensation Committee’s compensation consultant, among other factors.

Performance Priorities

Historically, at the beginning of each fiscal year and after discussion with the full Board, the Compensation Committee has approved specific performance priorities that historically included:

•	Company financial performance, such as:
-	Growth in net revenues;
-	Relative returns, as measured by return on equity from continuing operations;
-	Profitability, as measured by profit before taxes and profit before taxes margin;
-	Stock price growth, price-to-earnings ratio and price-to-book value ratio, as measured relative to the Company’s core competitors; and
-	Improved revenue, earnings growth and return on common equity relative to the Company’s core competitors.

•	Client, product, & business development, including:
-	Client development in Institutional Securities, as measured by market share data in global mergers and acquisitions, equity and fixed income underwriting and secondary market trading;
-	Productivity, profitability and retention in Global Wealth Management; and
-	Achievement of key metrics in growth areas in Asset Management.

Peer Group Compensation Data

The Compensation Committee also reviews analyses of pay levels and structures for the Company’s competitor group, which are provided by the Committee’s compensation consultant. The Committee considers historical compensation data, consultant estimates of competitors’ compensation, and performance indicators for the members of the Company’s competitor group.

Input and Recommendations from the CEO, the Independent Directors and the Committee’s Compensation Consultant

At the end of each fiscal year, the CEO presents the Compensation Committee with a performance assessment and compensation recommendation for a number of senior executives. The Committee reviews the CEO’s recommendations with its compensation consultant to determine whether they are reasonable in relation to the market for executive talent and considers the recommendations in determining year-end compensation. The Committee also reviews executive compensation with the other independent directors before approving compensation decisions.

COMPONENTS OF MORGAN STANLEY EXECUTIVE COMPENSATION PROGRAM

Morgan Stanley’s executive compensation program is designed to help attract, motivate and retain the talent that is essential to achieving its short-term and long-term financial and strategic goals.

As a result, the Firm is committed to moving away from a program that concentrates heavily on annual incentive awards and toward a program that is balanced between fixed, short-term, and long-term compensation.

Beginning in 2009, we expect the executive compensation program will be comprised of three key elements:

Fixed Compensation

Base salaries, which are reviewed at least annually, reflect executives’ skills, experience, knowledge and level of responsibility. These are generally in the range of median base salaries paid by Morgan Stanley’s competitors to executives with comparable duties and responsibilities.

Annual Incentives

This at-risk, incentive compensation will be based on Company and individual performance over a one-year period and tied to both absolute and relative performance metrics. These annual incentives may consist of equity awards and/or cash-based long-term incentive awards.

Long-Term Performance-Based Compensation

This at-risk, incentive compensation will be based on the Company’s performance over a multi-year period and tied to both absolute and relative performance metrics — as described on page 7 of this report. Under the terms of this program, stock units will convert to shares of Company common stock only if the Company satisfies predetermined performance goals over a three-year period. If the Company does not achieve the specified minimum performance levels, each executive will forfeit his or her entire award.

[GRAPHIC: Under the new performance unit program, senior executives’ stock awards will be at risk for three years and earned based on ROE, shareholder return, and relative performance vs. peers.]

CORPORATE GOVERNANCE AND COMPENSATION POLICIES

The Compensation Committee currently consists of three directors, including the Lead Director, all of whom are independent members of the Board under the NYSE listing standards and the Company’s Director Independence Categorical Standards.

The Committee is responsible for reviewing and approving annually all compensation awarded to Morgan Stanley’s executive officers. In addition, the Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers.

The Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including:

•
Retaining an independent compensation consultant to provide advice on executive compensation matters, including assisting the Committee in collecting and evaluating external market data regarding executive compensation and performance and advising the Committee on developing trends and best practices in executive compensation and equity and incentive plan design.

•	Regularly reviewing compensation programs to ensure that they are consistent with and support the Company’s compensation objectives.

•	Evaluating executive performance with respect to predetermined performance priorities and strategic goals.

•	Granting at-risk compensation to senior executives.

•	Meeting regularly and reporting its findings to the full Board.

[GRAPHIC: Morgan Stanley’s Compensation Committee is composed entirely of independent directors of the Board under the NYSE listing standards.]